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                                                                    Exhibit 20.1

                          FNBC Credit Card Master Trust
                             Excess Spread Analysis
                                   April 2002

      -------------------------------------------------------
      Series                                     1997-1
      Deal Size                                 $300 MM
      Expected Maturity                        08/15/02
      -------------------------------------------------------

      Yield                                           22.37%
      Less:   Coupon                                  10.85%
              Servicing Fee                            1.24%
              Gross Credit Losses                      4.88%
      Excess Spread:
              April-02                                 5.40%
              March-02                                 7.64%
              February-02                              6.01%
      Three month Average Excess Spread                6.35%

      Delinquencies:
              30 to 59 Days                            1.25%
              60 to 89 Days                            0.70%
              90 + Days                                1.25%
              Total                                    3.20%

      Payment Rate:                                   12.87%